Exhibit 4.1

EXECUTION VERSION

Dated as of April 13, 2022

HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC,

as Issuers

THE GUARANTORS NAMED HEREIN

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

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This INDENTURE, dated as of April 13, 2022 among HAT HOLDINGS I LLC, a Maryland limited liability company (“HAT I”), and HAT HOLDINGS II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, each an “Issuer” and together the “Issuers”) each having its principal office at 1906 Towne Centre Blvd Suite 370, Annapolis, MD 21401, the Guarantors (as defined herein) named herein and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”), a national banking association organized under the laws of the United States of America which has its corporate trust office at CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103 or as otherwise provided for herein.

Each party agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuers’ debentures, notes or other evidences of unsecured indebtedness to be issued in one or more series (“Securities”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“$” means the lawful currency of the United States.

“Board of Directors” means (i) the board of directors of either Issuer or any Guarantor, (ii) any duly authorized committee of such board, (iii) any committee of officers of either Issuer or any Guarantor or (iv) any officer of either Issuer or any Guarantor acting, in the case of clauses (iii) or (iv), pursuant to authority granted by the board of directors of such Issuer or such Guarantor or any committee of such board.

“Board Resolution” means a resolution by the Board of Directors, or other body with analogous authority with respect to an Issuer or a Guarantor, as applicable, or any duly authorized committee of such body, certified by its Secretary or an Assistant Secretary as being duly adopted and in full force and effect.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a Legal Holiday.

“Common Stock” means the common stock, par value $0.01 per share, of the Parent Guarantor, as that stock may be reconstituted from time to time.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at for purposes of presentment, surrender, registration, transfer and exchange in respect of the Securities is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Hannon Armstrong Sustainable Infrastructure Capital, Inc., and for all other purposes is located at CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103, Attention: Hannon Armstrong Sustainable Infrastructure Capital, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Corporation” includes corporations, associations, companies and business trusts.

“Custodian” has the meaning provided in Section 6.01.

“Default” means any event which, upon the giving of notice or passage of time, or both, would be an Event of Default.

“Event of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Senior Notes” means collectively, (a) the 6.00% Senior Notes due 2025, co-issued by the Issuers and guaranteed by the Parent Guarantor and the Issue Date Subsidiary Guarantors, pursuant to the indenture, dated as of April 21, 2020, as amended and supplemented, (b) the 3.375% Senior Notes due 2026, co-issued by the Issuers and guaranteed by the Parent Guarantor and the Issue Date Subsidiary Guarantors, pursuant to the indenture, dated as of June 28, 2021, as amended and supplemented and (c) the 3.75% Senior Notes due 2030, co-issued by the Issuers and guaranteed by the Parent Guarantor and the Issue Date Subsidiary Guarantors, pursuant to the indenture, dated as of August 25, 2020, as amended and supplemented.

“Fiscal Year” means the period commencing on January 1 of a year and ending on the next December 31 or such other period (not to exceed 12 months or 53 weeks) as the Issuers may from time to time adopt as their fiscal year.

“Guarantees” means the joint and several guarantees of the Issuers’ obligations under this Indenture and the Securities of any series, issued by the Guarantors pursuant to Article 13 of this Indenture.

“Guarantors” means the Parent Guarantor and each Issue Date Subsidiary Guarantor.

“Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time and will include the form and terms of the Securities of each series established as contemplated by Section 2.01.

“Interest Payment Date” means the date on which an installment of interest on the Securities is due and payable.

“Issue Date Subsidiary Guarantors” means Hannon Armstrong Sustainable Infrastructure, L.P. and Hannon Armstrong Capital, LLC.

“Issuers” means the Persons named as such in this Indenture until a successor replaces it and after that means the successor.

“Legal Holiday” has the meaning provided in Section 12.08.

“Maturity Date” means the date the principal of Securities is due and payable.

“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, the Controller or any Assistant Secretary of a Person.

“Officers’ Certificate” when used with respect to either Issuer or any Guarantor means a certificate signed by two Officers of such Issuer or such Guarantor. Each such certificate will include the statements described in Section 12.05.

“Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee. That counsel may be an employee of or counsel to either Issuer or any Guarantor. Each such opinion will include the statements described in Section 12.05 if and to the extent required by that Section.

“Parent Guarantor” means Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation.

“Paying Agent” has the meaning provided in Section 2.05.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.

“Registrar” has the meaning provided in Section 2.05.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning provided in the recitals to this Indenture.

“State” means any state of the United States or the District of Columbia.

“Subsidiary” means, with respect to either Issuer or any Guarantor, any Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by such Issuer or such Guarantor or one or more other Subsidiaries of such Issuer or such Guarantor. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Supplemental Indenture” means an indenture among the Issuers, the Guarantors and the Trustee which supplements this Indenture.

“Trustee” means the Person named as such in this Indenture and, subject to the provisions of Article VII, any successor to that person.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“United States” means the United States of America.

Section 1.02. [Reserved]

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(c) “or” is not exclusive; and

(d) words in the singular include the plural, and in the plural include the singular.

ARTICLE II

THE SECURITIES

Section 2.01. Form and Dating.

(a) The Securities of each series will be substantially in the form established by a Supplemental Indenture relating to the Securities of that series. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. The Issuers will approve the form of the Securities and any notation, legend or endorsement on them. Each Security will be dated the date of its authentication.

(b) The Trustee’s certificate of authentication will be substantially in the form of Exhibit A.

Section 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. Prior to the issuance of Securities of a series, the Issuers, the Guarantors and the Trustee will execute a Supplemental Indenture which will set forth as to the Securities of that series, to the extent applicable:

(a) the title of the Securities;

(b) any limit upon the aggregate principal amount of Securities which may be issued;

(c) the date or dates on which the Securities will mature and the amounts to be paid upon maturity of the Securities;

(d) the rate or rates (which may be fixed or variable) at which the Securities will bear interest, if any, the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any interest payment date;

(e) the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

(f) the place or places where principal of, premium, if any, and interest, if any, on the Securities will be payable;

(g) any provisions regarding the right of the Issuers to redeem Securities or of holders to require the Issuers to redeem Securities;

(h) the right, if any, of holders of the Securities to convert or exchange them into stock or other securities of the Issuers or the Guarantors, including any provisions intended to prevent dilution of those conversion rights or exchange rights, as the case may be;

(i) any provisions by which the Issuers will be required or permitted to make payments to a sinking fund which will be used to redeem Securities or a purchase fund which will be used to purchase Securities;

(j) the percentage of the principal amount of the Securities which is payable if maturity of the Securities is accelerated because of a default; and

(k) any other terms of the Securities.

Section 2.03. Denominations. Unless otherwise provided in the Supplemental Indenture relating to a series of Securities, the Securities of each series will be issuable in registered form without coupons, in denominations of $1,000 and any integral multiple thereof unless otherwise specified as to any series in the applicable Supplemental Indenture.

Section 2.04. Execution and Authentication. Two Officers will sign the Securities of each series for each Issuer by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds office at the time the Trustee authenticates the Security, the Security will be valid nonetheless.

A Security will not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

Section 2.05. Registrar and Paying Agent. The Issuers will maintain an office or agency where Securities of each series may be presented for conversion, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of each series may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Securities of each series and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuers will enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement will implement the provisions of this Indenture that relate to that agent. The Issuers will notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee will act as such. The Issuers or any Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuers initially appoint the Trustee to act as Registrar and Paying Agent in connection with the Securities of each series, except in instances in which the Supplemental Indenture relating to a series of Securities appoints a different Registrar or Paying Agent. In acting hereunder and in connection with the Securities, the Paying Agent and Registrar shall act solely as agents of the Issuers, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder of any Series of Securities.

Section 2.06. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of, premium, if any, or interest, if any, on any Security, the Issuers will deposit with the Paying Agent a sum sufficient to pay that principal, premium or interest when due. The Paying Agent will hold in trust for the benefit of the Holders of the Securities of a series, and if the Paying Agent is not the Trustee, in trust for the benefit of the Trustee, all sums held by the Paying Agent for the payment of principal, premium or interest on the Securities of that series and, in the case of a Paying Agent other than the Trustee, the Paying Agent will give the Trustee notice of any default by the Issuers in making any such payment. If either Issuer or a Subsidiary acts as Paying Agent, it will segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent will have no further liability for the money.

Section 2.07. Securityholder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of the Securities of each series. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee in writing (a) at least five Business Days before each Interest Payment Date and (b) at such other times as the Trustee may request in writing, all information in the possession or control of the Issuers or their Paying Agent as to the names and addresses of Holders of the Securities of a series; provided, however, that if the provisions of (a) and (b) do not provide for the furnishing of such information at stated intervals of not more than six months, at least as frequently as semiannually.

Section 2.08. Transfer and Exchange. Unless otherwise provided in the Supplemental Indenture relating to Securities of a series, Securities which are issued in registered form will be transferred only upon the surrender of the Securities for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar will register the transfer as requested if the requirements of Article VIII of the New York Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of the same series of other denominations, the Registrar will make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers will execute and, upon receipt of written direction from the Issuers, the Trustee will authenticate Securities at the Registrar’s or co-registrar’s request. The Issuers will not charge a fee for transfers or exchanges.

The Issuers will not be required to make, and the Registrar need not register, transfers or exchanges of (i) Securities selected for redemption (except, in the case of Securities to be redeemed in part, transfers or exchanges of the portion of the Securities not to be redeemed) or (ii) any Securities of a series for a period of 15 days before the first mailing of a notice of the Securities of that series which are to be redeemed.

Prior to the due presentation for registration or transfer of any Security which was issued in registered form, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name the Security is registered as the absolute owner of the Security for all purposes, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar will be affected by notice to the contrary.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the depository. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders of the Securities and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders of the Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants in the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09. Replacement Securities. If a mutilated Security which had been issued in registered form is surrendered to the Registrar or if the Holder presents evidence to the satisfaction of the Issuers and the Trustee that a Security which had been issued in registered form has been lost or destroyed, the Issuers will issue and, upon receipt of written direction from the Issuers, the Trustee will authenticate a replacement Security of the same series if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. The replacement Security will not be issued until the Holder furnishes an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar or any co-registrar from any loss which any of them may suffer if the Security is replaced. The Issuers may charge the Holder for their expenses in replacing a Security.

Every replacement Security will be an obligation of the Issuers, even if the replaced Security is subsequently found.

Section 2.10. Outstanding Securities. The Securities outstanding at any time will be all the Securities authenticated by the Trustee, except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because either Issuer or its affiliates hold the Security.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser (in which case the replaced Security will be treated as outstanding to the extent permitted by Section 8-210 of the New York Uniform Commercial Code).

If the Paying Agent (other than the Issuers or a Subsidiary) segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity Date money sufficient to pay all principal, premium, if any, and interest, if any, payable on that date with respect to the Securities to be redeemed or maturing, as the case may be, then on that date those Securities will cease to be outstanding and interest on them will cease to accrue.

Section 2.11. Temporary Securities. Until definitive Securities of a series are ready for delivery, the Issuers may prepare and, upon receipt of written direction from the Issuers, the Trustee will authenticate temporary Securities of that series. Temporary Securities will be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers will prepare and, upon receipt of written direction from the Issuers, the Trustee will authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.12. Cancellation. The Issuers at any time may deliver Securities of a series to the Trustee for cancellation and the Trustee will reduce accordingly the aggregate amount of the Securities of that series which are outstanding. The Registrar and the Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment, or conversion. The Trustee and no one else will cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and deliver evidence of such disposal to the Issuers. Subject to Section 2.09, the Issuers may not issue new Securities of a series to replace Securities of the series it has redeemed, paid, converted, exchanged or delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest. If the Issuers default in a payment of interest on the Securities of a series, it will pay defaulted interest (plus interest on such defaulted interest to the extent lawful) to the persons who are Holders of the Securities of that series on a subsequent special record date, which date will be at least five Business Days prior to the payment date. The Issuers will fix the special record date and payment date, and, at least 15 days before the special record date, the Issuers will mail to each Holder of Securities of that series a notice that states the special record date, the payment date and the amount of defaulted interest and any interest on that defaulted interest which is to be paid. Notwithstanding the foregoing, the Issuers may pay defaulted interest in any other lawful manner.

Section 2.14. CUSIP Numbers. The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on the any Security, notice or elsewhere, and, provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15. Joint and Several Liability.

(a) Each Issuer shall be jointly and severally liable for all obligations under this Indenture and the Securities of any series, regardless of which Issuer actually receives the proceeds of the sale of such Securities. Each Issuer’s obligations with respect to this Indenture and the Securities shall be separate and distinct obligations. Each Issuer acknowledges that it will receive benefits from the financing arrangements contemplated by this Indenture.

(b) Each Issuer’s obligations arising as a result of the joint and several liability of such Issuer hereunder with respect to this Indenture and any Security shall, in each case, to the fullest extent permitted by law, be unconditional irrespective of (A) the validity or enforceability, avoidance or subordination of the obligations of the other Issuer or of any document evidencing all or any part of the obligations of the other Issuer, (B) the absence of any attempt to collect the payment due under this Indenture or any Security from the other Issuer, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (C) the disallowance of all or any portion of any Holder’s or the Trustee’s claim(s) for the repayment of the obligations of the other Issuer under Section 502 of the Bankruptcy Code or similar provision under any other applicable debtor relief law, or (D) any other circumstances which might constitute a legal or equitable discharge or defense of the other Issuer (other than the defense of payment).

ARTICLE III

REDEMPTION

Section 3.01. Issuers’ Option to Redeem. The Issuers will have the option to redeem Securities of a series only to the extent, if any, and only on the terms, set forth in the Supplemental Indenture relating to the Securities of that series. If the Issuers have the option to redeem Securities of a series, unless otherwise provided in the Supplemental Indenture relating to the series, the terms of the redemption will include those set forth in Sections 3.02 through 3.06.

Section 3.02. Notices to Trustee. If the Issuers elect to redeem Securities of a series, it will notify the Trustee of the redemption date and the principal amount and series of Securities to be redeemed. The Issuers will give each notice provided for in this Section at least 15 days before the redemption date. If fewer than all the Securities of a series are to be redeemed, the record date for determining which Securities of the series are to be redeemed will be selected by the Issuers, which will give notice of the record date to the Trustee at least 5 days before the record date.

Section 3.03. Selection of Securities to be Redeemed. If fewer than all the Securities of a series are to be redeemed at the Issuers’ option, the Trustee will select the Securities of that series to be redeemed by lot or, in its sole discretion, pro-rata or in accordance with the customary procedures of the depository. The Trustee will make the selection from outstanding Securities of that series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination in which Securities of the applicable series may be issued. Securities and portions of Securities the Trustee selects will be in amounts equal to the minimum denomination in which Securities of the applicable series may be issued and multiples of that amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee will notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

Section 3.04. Notice of Redemption at the Issuers’ Option. At least 10 days and not more than 60 days before a date set for redemption at the Issuers’ option, the Issuers will mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in whole or in part.

The notice will identify the principal amount and series of each Security (including the CUSIP number) to be redeemed and will state:

(a) the redemption date;

(b) the redemption price plus accrued interest, if any;

(c) the name and address of the Paying Agent;

(d) that Securities called for redemption in whole or in part must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

(e) any conditions precedent to such redemption;

(f) that (subject to any applicable conditions precedent), unless the Issuers default in making the redemption payment, interest on Securities (or portions of Securities) called for redemption will cease to accrue on the redemption date and, if applicable, that those Securities (or the portions of then called for redemption) will cease on the redemption date (or such other date as is provided in the Supplemental Indenture relating to the Securities) to be convertible into, or exchangeable for, other securities or assets;

(g) if applicable, the current conversion or exchange price; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuers’ request, pursuant to an Officers’ Certificate delivered to the Trustee at least 15 days prior to the redemption date, the Trustee will give the notice of redemption in the Issuers’ name and at the Issuers’ expense. In such event, the Issuers will provide the Trustee with the information required by clauses (a) through (c), (e) and (g).

Section 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities, or portions of Securities called for redemption will become due and payable on the redemption date and at the redemption price. Notice of redemption may, at the Issuers’ option and discretion, be subject to one or more conditions precedent. Subject to any such conditions precedent, (i) upon surrender to the Paying Agent, those Securities will be paid at the redemption price, plus accrued and unpaid interest to the redemption date, and (ii) on and after the date fixed for redemption (unless the Issuers default in the payment of the redemption price, together with interest accrued to the redemption date) interest on the Securities, or portions of them, which are redeemed will cease to accrue and any right to convert those Securities into, or exchange them for, other securities or assets will terminate and those Securities will cease to be convertible or exchangeable. Failure to give notice or any defect in the notice to any Holder will not affect the validity of the notice to any other Holder.

Section 3.06. Deposit of Redemption Price. No later than 10:00 a.m. Eastern Time on the redemption date specified in a notice of redemption, the Issuers will deposit with the Paying Agent (or, if the Issuers or a Subsidiary is the Paying Agent, segregate and hold in trust) money sufficient to redeem on the redemption date all the Securities called for redemption on that redemption date at the appropriate redemption price, together with accrued interest to the redemption date, other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation or Securities which have been surrendered for conversion or exchange. If any Securities called for redemption are converted or exchanged, any money deposited with the Paying Agent for redemption of those Securities will be paid to the Issuers upon their request, or, if the money is held in trust by the Issuers or a Subsidiary as Paying Agent, the money will be discharged from the trust.

Section 3.07. Holder’s Right to Require Redemption. Holders of Securities of a series will have the right to require the Issuers to redeem those Securities only to the extent, and only on the terms, set forth in the Supplemental Indenture relating to the Securities of that series. If Holders of Securities of a series have the right to require the Issuers to redeem those Securities, unless otherwise provided in the Supplemental Indenture relating to the Securities of that series, the terms of the redemption will include those set forth in Section 3.08.

Section 3.08. Procedure for Requiring Redemption. If a Holder has the right to require the Issuers to redeem Securities, to exercise that right, the Holder must deliver the Securities to the Paying Agent, endorsed for transfer and with the form on the reverse side entitled “Option to Require Redemption” completed. Delivery of Securities to the Paying Agent as provided in this Section will constitute an irrevocable election to cause the specified principal amount of Securities to be redeemed. When Securities are delivered to the Paying Agent as provided in this Section, unless the Issuers fail to make the payments due as a result of the redemption within 20 days after the Securities are delivered to the Paying Agent as provided in this Section interest on the Securities will cease to accrue and, if the Securities are convertible or exchangeable, the Holder’s right to convert or exchange the Securities will terminate.

The Issuers’ determination of all questions regarding the validity, eligibility (including time of receipt) and acceptance of any Security for redemption will be final and binding.

Section 3.09. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers will execute and the Trustee will authenticate and deliver to the Holder (at the Issuers’ expense) a new Security equal of the same series in principal amount equal to the unredeemed portion of the Security which was surrendered.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Securities. The Issuers will promptly pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Securities of a series at the places and time and in the manner provided in the Securities and in the Supplemental Indenture relating to the series. An installment of principal, premium or interest will be considered paid on the date it is due if the Trustee or Paying Agent holds on that date in accordance with this Indenture or the applicable Supplemental Indenture money designated for and sufficient to pay the installment then due.

The Issuers will pay or cause to be paid interest on overdue principal at the rate specified in the Securities; it will also pay interest on overdue installments of interest at the same rate (or such other rate as is provided in the applicable Supplemental Indenture), to the extent lawful.

Section 4.02. Reporting.

(a) To the extent any Securities of a series are outstanding, the Parent Guarantor or the Issuers shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.02.

(b) The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 4.02 for the purposes of making such reports available to it and to the Holders of Securities of any Series who may request such information. Delivery of such reports, information and documents to the Trustee as may be required under this Section 4.02 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ or the Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.03. Corporate Existence. Subject to Article V, each Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Issuers nor the Guarantors will be required to preserve any such right or franchise if the Board of Directors determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Issuers or Guarantors, as the case may be, and that such loss will not be disadvantageous in any material respect to the Holders of Securities of any series.

Section 4.04. Compliance Certificate. The Issuers will deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers (which fiscal year ends on December 31) an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any default by the Issuers or Guarantors and whether or not the signers know of any default that occurred during the fiscal year. If they do, the certificate will describe the default, its status and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.05. Further Instruments and Acts. Upon request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01. Issuers and Parent Guarantor May Consolidate, Etc., Only on Certain Terms. Neither the Issuers nor the Parent Guarantor will consolidate with or merge into any other corporation or convey, transfer or lease their respective properties and assets substantially as an entirety to any person, unless:

(a) the corporation formed by the consolidation or into which an Issuer or the Parent Guarantor is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of such Issuer or Parent Guarantor, as the case may be, substantially as an entirety will be a Person, or in the case of Parent Guarantor, a corporation, organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes, by one or more supplemental indentures, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the performance of every covenant of this Indenture and of all Supplemental Indentures to be performed or observed by such Issuer or Parent Guarantor;

(b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

(c) such Issuer or Parent Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or the supplemental indentures together) comply with this Article and that all the conditions precedent relating to the transaction set forth in this Section have been fulfilled.

Section 5.02. Successor Corporation Substituted. Upon any event described in Section 5.01, the successor Person will succeed to, and be substituted for, and may exercise every right and power of, the relevant Issuer or Parent Guarantor under this Indenture and all the Supplemental Indentures relating to outstanding series of Securities, and the predecessor corporation will be relieved of all obligations and covenants under this Indenture and each of those Supplemental Indentures.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if:

(a) The Issuers default in the payment of interest on any Security of any series when it becomes due and payable and the default continues for a period of 30 days (or such other period, which may be no period) as is specified in the Supplemental Indenture relating to the series;

(b) The Issuers default in the payment of the principal of, or premium, if any, on any Security of any series as and when it becomes due and payable at its stated maturity or upon redemption, acceleration or otherwise and, if provided in the Supplemental Indenture relating to a series, the default continues for a period specified in the Supplemental Indenture;

(c) The Issuers or the Parent Guarantors fail to comply with any of their other covenants or agreements with regard to Securities of a series or this Indenture (other than a covenant or agreement, a default in whose performance or whose breach is dealt with specifically elsewhere in this Section) and that failure continues for a period of 60 days after the date of the notice specified below;

(d) Either Issuer or any Guarantor, pursuant to any Bankruptcy Law applicable to such Issuer or Guarantor:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors; or

(e) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law:

(i) for relief in an involuntary case with respect to either Issuer or any Guarantor;

(ii) appointing a Custodian of either Issuer or any Guarantor or for any substantial part of its property; or

(iii) ordering either Issuer’s or any Guarantor’s winding up or liquidation; and the order or decree remains unstayed and in effect for 90 days; or

(f) Any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee.

Each of the occurrences described in clauses (a) through (f) will constitute an Event of Default whatever the reason for the occurrence and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar United States Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (c) of this Section is not an Event of Default until the Trustee notifies the Issuers and the Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of a series with regard to which the Issuers or Guarantors have failed to comply with a covenant or agreement notify the Issuers, the Guarantors and the Trustee, of the Default and the Issuers or the Guarantors do not cure the Default within 60 days after the giving of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

A Default under clause (a), (b) or (c) with regard to Securities of a series will not constitute a Default with regard to Securities of any other series except to the extent, if any, provided in the Supplemental Indenture relating to the other series.

The Issuers will deliver to the Trustee, within 20 days after it occurs, written notice in the form of an Officers’ Certificate of any event of which the Issuers are aware which with the giving of notice and the lapse of time would become an Event of Default under clause (c), its status and what action the Issuers are taking or proposes to take with respect to it.

Section 6.02. Acceleration. If an Event of Default as to the Securities of a series occurs and is continuing, unless the principal of all of the Securities of the series has already become due and payable, the Trustee by notice to the Issuers, the Guarantors or the Holders of at least 25% in aggregate principal amount of the Securities of the series then outstanding by notice to the Issuers, the Guarantors and the Trustee, may declare the principal of and accrued interest, if any, on all the Securities of the series to be due and payable. Upon such a declaration, that principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(d) or (e) occurs, the principal of, premium, if any, and accrued interest, if any, on all the Securities will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities of a series then outstanding, on behalf of the Holders of all the Securities of the series, by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest, if any, that has become due solely because of acceleration, and if the rescission would not conflict with any judgment or decree. No such rescission will affect any subsequent default or impair any consequent right.

Section 6.03. Other Remedies. If an Event of Default as to a series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest, if any, on the Securities of the series or to enforce the performance of any provision under this Indenture or any applicable Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding, on behalf of the Holders of all the Securities of that series, by written notice to the Trustee may consent to the waiver of any past Default with regard to Securities of the series and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, Securities of the series, or (ii) a default in respect of a covenant or a provision that under Section 9.02 cannot be modified or amended without the consent of the Holders of all Securities of the series then outstanding. The defaults described in clauses (i) and (ii) in the previous sentence may be waived with the consent of the Holders of all Securities of the series then outstanding. When a Default or Event of Default is waived, it is deemed cured and not continuing, but no waiver will extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with regard to the Securities of that series or of exercising any trust or power conferred on the Trustee with regard to the Securities of that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action as a result of a direction given under this Section, the Trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking that action.

Section 6.06. Payments of Securities on Default; Suit Therefor. The Issuers covenant that upon the occurrence of an Event of Default described in Section 6.01(a) or (b), then, upon demand of the Trustee, the Issuers will pay to the Trustee, for the benefit of the holders of the Securities in all series, the whole amount that will then have become due and payable on all such Securities for principal, premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on the overdue installments of interest at the rate borne by the Securities in all series; and, in addition, such further amount as will be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its gross negligence or willful misconduct. Until such demand by the Trustee, the Issuers may pay the principal of and premium, if any, and interest on the Securities of all series to the registered Holders, whether or not the Securities in that series are overdue.

Section 6.07. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default as to a series is continuing;

(b) the Holders of at least 25% in principal amount of the Securities of the series then outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security and/or indemnity, and the Event of Default has not been waived; and

(e) the Trustee has received no contrary direction from the Holders of a majority in principal amount of the Securities of the series then outstanding during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Holder of the same series of Securities or to obtain a preference or priority over another Holder of the same series of Securities (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.08. Rights of Holders to Receive Payment and to Demand Conversion or Exchange. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of principal of, premium, if any, and interest, if any, on the Security (and interest on overdue principal and interest on overdue installments of interest, if any, as provided in Section 4.01), on or after the respective due dates expressed in the Security or, in the case of redemption, on or after the redemption date, or in the case of conversion or exchange, to receive the security issuable upon conversion or exchange or to institute suit for the enforcement of any such payment, conversion or exchange on or after the applicable due date, redemption date or conversion or exchange date, as the case may be, against the Issuers or the Guarantors, will not be impaired or affected without the consent of the Holder.

Section 6.09. Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest, if any, specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers and the Guarantors for the whole amount of principal, premium, if any, and interest remaining unpaid (together with interest on that unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Securities of any or all series allowed in any judicial proceedings relative to the Issuers or the Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.11. Restoration of Positions. If a judicial proceeding by the Trustee or a Securityholder to enforce any right or remedy under this Indenture or any Supplemental Indenture is dismissed or decided favorably to the Issuers or Guarantors, as the case may be, except as otherwise provided in the judicial proceeding, the Issuers, the Guarantors, the Trustee and the Securityholders will be restored to the positions they would have been in if the judicial proceeding had not been instituted.

Section 6.12. Priorities. If the Trustee collects any money pursuant to this Article VI with respect to Securities of a series, subject to Article XI, it will pay out the money or property in the following order:

FIRST: to the Trustee and its attorneys and agents for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities of the series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of the series for principal and interest, respectively; and

THIRD: to the Issuers and Guarantors.

The Trustee may fix a record date and payment date for any payment to Holders of Securities of a series pursuant to this Section. At least 15 days before the record date, the Issuers will mail to each Holder of Securities of the series and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or any Supplemental Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of in aggregate more than 10% in principal amount of the Securities of a series then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security held by that Holder on or after the due date provided in the Security or to any suit for the enforcement of the right to convert or exchange any Security in accordance with the provisions of a Supplemental Indenture applicable to that Security.

Section 6.14. Stay, Extension or Usury Laws. Each Issuer and each Guarantor agree (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any subsequent time in force, which would prohibit or forgive such Issuer or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, and/or interest on any of the Securities as contemplated in this Indenture or a Supplemental Indenture, or which may affect the covenants or performance of this Indenture, and each Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law and agrees that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Indenture or any Supplemental Indenture, but (to the extent that it may lawfully do so) will suffer and permit the execution of any such power as though no such law had been enacted.

Section 6.15. Liability of Stockholders, Officers, Directors and Incorporators. No stockholder, officer, director or incorporator, as such, past, present or future, of the Issuers or Guarantors, or any of their respective successor Person, will have any personal liability in respect of the Issuers’ or the Guarantors’ obligations under this Indenture, the Guarantees or any Securities by reason of his or its status as such stockholder, officer, director, incorporator or member; provided, however, that nothing in this Indenture, the Guarantees or in the Securities will prevent recourse to and enforcement of the liability of any stockholder or subscriber to capital stock in respect of shares of capital stock which have not been fully paid up.

ARTICLE VII

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture and any applicable Supplemental Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Supplemental Indentures and no implied covenants or obligations will be read into this Indenture or any Supplemental Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in them, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture in the absence of willful misconduct on the Trustee’s part; provided, however, that the Trustee will examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) the Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or any Supplemental Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or adequate indemnity and/or security against the risk or liability is not assured to it.

(d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 7.01.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity and/or satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money and Government Obligations held in trust by the Trustee need not be segregated from other funds or items except to the extent required by law.

(g) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding given pursuant to Section 6.05 of this Indenture, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture or any Supplemental Indenture.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel or both which conforms to Section 12.05. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such an Officers’ Certificate and/or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, except conduct which constitutes willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its selection, and the Trustee will not be liable for any action it takes or omits in reliance on, and in accordance with, the advice of counsel and in good faith.

(f) The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Issuers at the expense of the Issuers, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Trustee Officer at the Corporate Trust Office of the Trustee, and such notice references the Issuers, Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or any of their affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, (ii) will not be responsible for and will not make any representation as to the validity or adequacy of any Supplemental Indenture, (iii) will not be accountable for the Issuers’ use of the proceeds from the Securities of any series, and (iv) will not be responsible for any statement of the Issuers in this Indenture or any Supplemental Indenture, other than the Trustee’s certificate of authentication, or in any prospectus or offering memorandum used in the sale of any of the Securities, other than statements, if any, provided in writing by the Trustee for use in such a prospectus or offering memorandum.

Section 7.05. Notice of Defaults. The Trustee will give to the Holders of the Securities of a series notice of any Default with regard to the Securities of that series actually known to a Trust Officer, within 90 days after receipt of such knowledge and otherwise as provided in Section 12.03 of this Indenture; provided, however, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on any Security, the Trustee will be protected in withholding notice of the Default if and so long as it in good faith determines that the withholding of the notice is in the interests of the Holders of the Securities of the series.

Section 7.06. Reports by Trustee. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee will mail to each Securityholder, if any, at the name and address which appears on the registration books of the Issuers, and to each Securityholder who has, within the two years preceding the mailing, filed that person’s name and address with the Trustee for that purpose and each Securityholder whose name and address have been furnished to the Trustee pursuant to Section 2.07, a brief report dated as of that May 15.

A copy of each report will at the time of its mailing to Securityholders as required be filed with each stock exchange on which Securities are listed, if any, and also with the SEC. The Issuers will promptly notify the Trustee in writing when the Securities of any series are listed on any stock exchange and of any delisting of Securities of any series.

Section 7.07. Compensation and Indemnity. The Issuers, jointly and severally, will pay to the Trustee from time to time such compensation for its services as mutually agreed to in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, will reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Those expenses will include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers, jointly and severally, will indemnify the Trustee against any and all loss, liability, claims (whether asserted by the Issuers, a holder or any other person) or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the trust created by this Indenture or any Supplemental Indenture and the performance of its duties under this Indenture or any Supplemental Indenture. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers of their obligations under this Section. The Issuers will defend the claim, with counsel reasonably satisfactory to the Trustee, and the Trustee may have separate counsel and the Issuers will pay the fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent. The Issuers need not reimburse any expense or indemnify against any loss, expense or liability incurred by the Trustee to the extent it is due to the Trustee’s own willful misconduct or gross negligence (as finally adjudicated by a court of competent jurisdiction). Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee.

To secure the Issuers’ obligation to make payments to the Trustee under this Section 7.07, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal or interest on particular Securities. Those obligations of the Issuers will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (d) or (e) of Section 6.01 occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, “Trustee” will include any predecessor Trustee, but the willful misconduct or gross negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 7.07.

Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the Securities of all series then outstanding may remove the Trustee by so notifying the Trustee and the Issuers and may appoint a successor Trustee. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of Securities of all series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Issuers.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee will, subject to the lien provided for in Section 7.07, transfer all property held by it as a Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture and all Supplemental Indentures. A successor Trustee will mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the resigning Trustee, Issuers or the Holders of a majority in aggregate principal amount of Securities of all series then outstanding may petition any court of competent jurisdiction, at the expense of the Issuers, for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.

If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture any of the Securities have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Securities which were authenticated by the predecessor Trustee; and if at that time any of the Securities have not been authenticated, the successor to the Trustee may authenticate those Securities in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.

Section 7.10. Eligibility; Disqualification. The Trustee will at all times have (or shall be a member of a bank holding company system whose parent corporation has) a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus.

ARTICLE VIII

DISCHARGE OF INDENTURE

Section 8.01. Termination of the Issuers’ and Guarantors’ Obligations. When (i) the Issuers deliver to the Trustee all outstanding Securities of all series (other than Securities replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Securities of all series have become due and payable, or are due and payable within one year or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for giving the notice of redemption, and the Issuers or Guarantors irrevocably deposits in trust with the Trustee (subject to Article XI) money or U.S. Government Obligations sufficient to pay the principal, premium, if any, and interest, if any, on the Securities of all series to maturity or redemption, as the case may be, and if, in the case of either (i) or (ii) above the Issuers or the Guarantors also pays or causes to be paid all other sums payable by the Issuers under this Indenture, then this Indenture will cease to be of further effect.

Notwithstanding the foregoing, the Issuers’ obligations to pay principal, premium, if any, and interest, if any, on the Securities and the Issuers’ obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in Article X will survive until all the Securities of all series are no longer outstanding. Thereafter, the Issuers’ obligations in Section 7.07 will survive.

Before or after a deposit the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities of a series at a future date to the extent the Securities are redeemable in accordance with Article III and the applicable Supplemental Indenture.

After a deposit pursuant to this Section 8.01 or after all outstanding Securities of all series have been delivered to the Trustee for cancellation, the Trustee upon receipt of written request from the Issuers, accompanied by an Officers’ Certificate and an Opinion of Counsel which complies with Section 12.05, and at the cost of the Issuers, will acknowledge in writing the satisfaction and discharge of the Issuers’ and the Guarantors’ obligations under the Securities of all series, the Guarantees and this Indenture except for those surviving obligations specified above.

In order to have money available on payment dates to pay principal, premium, if any, or interest, if any, on the Securities of a series, the U.S. Government Obligations will be payable as to principal, premium, if any, or interest on or before those payment dates in amounts sufficient to provide the necessary money. U.S. Government Obligations used for this purpose may not be callable at the issuer’s option.

“U.S. Government Obligations” means:

(a) direct obligations of the United States for the payment of which its full faith and credit is pledged;

or

(b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

Section 8.02. Application of Trust Money. Subject to Article XI and Section 8.03, the Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It will apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and any applicable Supplemental Indentures to the payment of principal of, premium, if any, and interest, if any, on the Securities with regard to which the money or U.S. Government Obligations were deposited.

Section 8.03. Repayment to the Issuers. The Trustee and the Paying Agent will promptly pay to the Issuers upon receipt of written request any excess money or securities held by them at any time. The Trustee and the Paying Agent will, subject to applicable escheatment laws, pay to the Issuers upon receipt of written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years. After such payment, the Holder of any Securities shall thereafter look to the Issuers for any payment which such Holder may be entitled to collect, and all liability of the Trustee and the Paying Agent with respect to that money will cease.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders. The Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a) to cure any ambiguity, defect or inconsistency, or to conform any provision hereof to any provision under the heading “Description of Debt Securities” in the applicable prospectus or offering memorandum, in each case, as evidenced in an Officers’ Certificate;

(b) to comply with Article V;

(c) to establish the form and terms of the Securities of any series as contemplated in Article II of this Indenture;

(d) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

(e) to make any change that does not materially adversely affect the rights of any Securityholder.

After an amendment under this Section becomes effective, the Issuers will mail to the Securityholders a notice briefly describing the amendment. The failure to give such notice to all Securityholders, or any defect in a notice, will not impair or affect the validity of an amendment under this Section.

Section 9.02. With Consent of Holders. The Issuers, the Guarantors and the Trustee may (i) amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities of all series then outstanding or (ii) supplement this Indenture with regard to a series of

Securities, amend or supplement a Supplemental Indenture relating to a series of Securities, or amend the Securities of a series, without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities of that series then outstanding. The Holders of a majority in principal amount of the Securities of all series then outstanding may waive compliance by the Issuers and the Guarantors with any provision of this Indenture, the Guarantees or the Securities without notice to any Securityholder. The Holders of a majority in principal amount of the Securities of any series then outstanding may waive compliance with any provision of this Indenture, the Guarantees, any Supplemental Indenture or the Securities of that series with regard to the Securities of that series without notice to any Securityholder. However, without the consent of the Holder so affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(a) extend the fixed maturity of any Security, reduce the rate or extend the time for payment of interest on any Security, reduce the principal amount of any Security or premium, if any, on any Security;

(b) impair or affect the right of a Holder to institute suit for the payment of interest, if any, principal or premium, if any, on the Securities;

(c) change the currency in which the Securities are payable from that specified in the Securities or in a Supplemental Indenture applicable to the Securities;

(d) impair the right, if any, to convert the Securities into, or exchange the Securities for, other securities or assets;

(e) reduce the percentage of Securities required to consent to an amendment, supplement or waiver;

(f) reduce the amount payable upon the redemption of any Security or change the time at which any Security may or will be redeemed;

(g) modify the provisions of any Supplemental Indenture with respect to subordination of the Securities of a series in a manner adverse to the Securityholders;

(h) make any change in Section 6.04 or 6.08 or the fourth sentence of this Section; or

(i) release any Guarantor from any of its obligations under its Guarantee, except in accordance with the terms of this Indenture.

It will not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver.

Section 9.03.    [Reserved].

Section 9.04. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security will bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to the Holder’s Security or portion of a Security. For a revocation to be effective, the Trustee must receive written notice of the revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it will bind every Holder of every Security of every series to which it applies.

Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a series of Securities, the Trustee may require the Holder of a Security of the series to deliver the Holder’s Security to the Trustee, who will place an appropriate notation about the amendment, supplement or waiver on the Security and will return it to the Holder. Alternatively, the Issuers may, in exchange for the Security, issue, and, upon receipt of a written direction from the Issuers, the Trustee will authenticate, a new Security that reflects the amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc. The Trustee will sign any amendment, supplement or waiver authorized pursuant to Article II or this Article IX if the amendment, supplement or waiver does not adversely affect the rights, liabilities or immunities of the Trustee. If it does adversely affect those rights, liabilities or immunities, the Trustee may but need not sign it. The Issuers and Guarantors may not sign an amendment or supplement until the amendment or supplement is approved by an appropriate Board Resolution. A Board Resolution authorizing the creation of one or more series of Securities pursuant to Article II may provide that, prior to the issuance of any such series, any or all terms of such series may be set forth in or determined in the manner provided in an Officers’ Certificate. In executing any Supplemental Indenture permitted by this Article the Trustee shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture and that such Supplemental Indenture is the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms.

ARTICLE X

CONVERSION OR EXCHANGE OF SECURITIES

Section 10.01. Provisions Relating to Conversion or Exchange of Securities. Any rights which Holders of Securities of a series will have to convert or exchange those Securities into other securities of the Issuers or the Guarantors or to exchange those Securities for securities of other Persons or other assets, including but not limited to the terms of the conversion or exchange and the circumstances, if any, under which those terms will be adjusted to prevent dilution or otherwise, will be set forth in a Supplemental Indenture relating to the series of Securities. In the absence of provisions in a Supplemental Indenture relating to a series of Securities setting forth rights to convert or exchange the Securities of that series into or for other securities or assets, Holders of the Securities of that series will not have any such rights.

ARTICLE XI

SINKING OR PURCHASE FUNDS

Section 11.01. Provisions Relating to Sinking or Purchase Funds. Any requirements that the Issuers or Guarantors make, or rights of the Issuers or Guarantors to make at their respective option, payments prior to maturity of the Securities of a series which will be used as a fund with which to redeem or to purchase Securities of that series, including but not limited to provisions regarding the amount of the payments, when the Issuers or Guarantors will be required, or will have the option, to make the payments and when the payments will be applied, will be set forth in a Supplemental Indenture relating to the series of Securities. In the absence of provisions in a Supplemental Indenture relating to a series of Securities setting forth requirements that the Issuers or Guarantors make, or rights of the Issuers or Guarantors to make at their respective option, payments to be used as a fund with which to redeem or purchase Securities of the series, the Issuers or Guarantors, as the case may be, will not be subject to any such requirements and will not have any such rights. However, unless otherwise specifically provided in a Supplemental Indenture relating to a series of Securities, the Issuers and Guarantors will at all times have the right to purchase Securities from Holders in market transactions or otherwise.

ARTICLE XII

MISCELLANEOUS

Section 12.01. [Reserved].

Section 12.02. Supplemental Indentures Contract. If any provision of a Supplemental Indenture relating to a series of Securities is inconsistent with any provision of this Indenture, the provision of the Supplemental Indenture will control with regard to the Securities of the series to which it relates.

Section 12.03. Notices. Any notice or communication under or relating to this Indenture or any Supplemental Indenture will be sufficiently given if in writing and delivered in person, emailed to the address that follows or mailed by first-class mail, certified or registered, overnight delivery return receipt requested, addressed as follows:

if to the Issuers or Guarantors:

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

1906 Towne Centre Blvd, Suite 370

Annapolis, MD 21401

Attention: Office of the General Counsel

With a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attention: Andrew Epstein and Matt Worden

if to the Trustee:	U.S. Bank Trust Company, National Association, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103 Attention: Global Corporate Trust Services

The Issuers, the Guarantors or the Trustee by a notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder will be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and will be sufficiently given to the Securityholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it will not affect its sufficiency with respect to other Securityholders. If a notice or communication is emailed or mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If by reason of the suspension of regular mail service, or by reason of any other cause, it is impossible to mail any notice as required by this Indenture or any Supplemental Indenture, then any method of notification which is approved by the Trustee will constitute a sufficient mailing of the notice.

The Issuers may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. The record date will be the later of 30 days prior to the first solicitation of consents or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.07 prior to the solicitation.

Section 12.04. Use of Electronic Communications.

For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Securities must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuers and the Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or the Guarantors to the Trustee to take any action under this Indenture, the Guarantees or any Supplemental Indenture, the Issuers or the Guarantors will furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture or any Supplemental Indenture relating to the proposed action have been complied with;

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all those conditions precedent have been complied with; and

(c) such other opinions and certificates as may be required by applicable provisions of this Indenture or the Supplemental Indenture.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or a Supplemental Indenture will include (i) a statement that the person making the certificate or opinion has read the covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate or opinion are based; (iii) a statement that, in the opinion of the person giving the certificate or opinion, that person has made such examination or investigation as is necessary to enable that person to express an informed opinion as to whether or not the covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of that person, the condition or covenant has been complied with. Nothing in this Section 12.05 will be construed as requiring that the Issuers or the Guarantors furnish to the Trustee any evidence of compliance with the conditions and covenants provided for in this Indenture or any Supplemental Indenture other than the evidence specified in this Section 12.05.

Section 12.06. When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either Issuer or any Guarantor, or anyone under direct or indirect control or under direct or indirect common control with such Issuer or such Guarantor will be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned will be so disregarded. Securities so owned which have been pledged in good faith will not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to the Securities and that the pledgee is not an Issuer or a Guarantor or a person directly or indirectly controlling or controlled by, or under common control with, either Issuer or any Guarantor. Nothing in this Section 12.06 will be construed as requiring that the Issuers or the Guarantors furnish to the Trustee any evidence of compliance with the conditions and covenants provided for in this Indenture other than the evidence specified in this Section 12.06.

Section 12.07. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest on the sum being paid will accrue for the intervening period.

Section 12.09. Governing Law and Submission to Jurisdiction; Waiver of Jury Trial. The laws of the State of New York will govern this Indenture, the Guarantees, each Supplemental Indenture and the Securities. The Issuers and Guarantors submit to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of their obligations under this Indenture, the Guarantees or any Supplemental Indenture or with regard to the Securities, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Issuers and Guarantors will not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). Each Issuer and each Guarantor agree that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

EACH OF THE ISSUERS, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10. Actions by the Issuers. Any action or proceeding brought by the Issuers or Guarantors to enforce any right, assert any claim or obtain any relief in connection with this Indenture, the Guarantees, any Supplemental Indenture or the Securities will be brought by the Issuers or the Guarantors, as applicable, exclusively in the courts of the State of New York sitting in the Borough of Manhattan, City of New York or in the United States District Court for the Southern District of New York.

Section 12.11. No Adverse Interpretation of Other Agreements. Neither this Indenture nor any Supplemental Indenture may be used to interpret another indenture, loan or debt agreement of the Issuers or the Guarantors or any of their respective Subsidiaries. No such indenture, loan or debt agreement may be used to interpret this Indenture, the Guarantees or any Supplemental Indenture.

Section 12.12. Successors. All agreements of the Issuers and the Guarantors in this Indenture, the Guarantees, any Supplemental Indentures and the Securities will bind their successors. All agreements of the Trustee in this Indenture and any Supplemental Indentures will bind their successors.

Section 12.13. Duplicate Originals. The parties may sign any number of copies of this Indenture or any Supplemental Indenture. Each signed copy will be an original, but all of them together will represent the same agreement. The exchange of copies of this Indenture or any Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture or any Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture or any Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14. Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only. They are not to be considered a part of this Indenture, and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.15. U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XIII

GUARANTEES

Section 13.01. Guarantee.

(a) Subject to this Article 13, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities held thereby and the obligations of the Issuers hereunder and thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon repurchase or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest on the Securities, and the consideration upon exchange will be promptly paid and/or delivered in full when due upon exchange, and all other obligations (including, without limitation, obligations to deliver Common Stock) of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon repurchase or otherwise. Failing payment or performance when so due of any amount or obligation so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform the same immediately. An Event of Default with respect to the Securities under this Indenture shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to any series to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuers.

(b) The Guarantors hereby agree that their respective obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture, or pursuant to Section 13.03.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all compensation, indemnification, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by or due to the Trustee or any Holder in enforcing any rights under this Section 13.01.

(d) If any Holder of Securities of any series or the Trustee is required by any court or otherwise to return to either Issuer, any Guarantor, or any Custodian, Trustee or other similar official acting in relation to such Issuer or such Guarantor, any amount paid or delivered by such Issuer or such Guarantor to the Trustee or such Holder, the relevant Guarantees to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders of Securities of any series and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of Securities of any series under the Guarantees.

(f) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against either Issuer for liquidation or reorganization, should either Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of either Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 13.02. Execution and Delivery. The Guarantees shall be evidenced by the execution and delivery of this Indenture or a Supplement Indenture and no notation of any Guarantee or any release, termination or discharge thereof need be endorsed on any Security. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities subject to release of such Guarantor and to the termination of its Guarantee as provided in Section 13.03.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Securities of a series, the Guarantees shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 13.03. Release of Guarantees. The Guarantee of a Guarantor shall be automatically and unconditionally released and discharged under this Indenture upon:

(a) in the case of an Issue Date Subsidiary Guarantor, the release or discharge of the guarantee by such Issue Date Subsidiary Guarantor of each of the Existing Senior Notes; or

(b) the discharge of the Issuers’ obligations under this Indenture in accordance with the terms of this Indenture.

In the event that any released Issue Date Subsidiary Guarantor (in the case of Section 13.03(a) above) thereafter is required to provide a guarantee pursuant to terms of the Existing Senior Notes, such former Guarantor shall again provide a Guarantee under this Indenture.

At the request of the Issuers or Guarantors and upon delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee shall execute any documents reasonably requested by the Issuers or Guarantors in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of such Guarantor under this Indenture as provided in this Article 13.

Section 13.04. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of Securities and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

Section 13.05. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Securities shall have been paid in full.

Section 13.06. Benefits Acknowledged. Each Guarantor acknowledges that it will receive benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

IN WITNESS WHEREOF, the parties to this Indenture have caused it to be duly executed as of the day and year first above written.

HAT HOLDINGS I LLC, as Issuer

By:	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: Executive Vice President

HAT HOLDINGS II LLC, as Issuer

By:	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: Executive Vice President

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., as Guarantor

By:	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

HANNON ARMSTRONG SUSTAINABLE
INFRASTRUCTURE, L.P., as Guarantor

By:	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

HANNON ARMSTRONG CAPITAL, LLC, as Guarantor

By:	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kathy L. Mitchell
Name: Kathy L. Mitchell
Title: Vice President

EXHIBIT A

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series described in the within-mentioned Indenture and Supplemental Indenture.

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory
Dated:

A-1